Exhibit 99.1

Duluth Holdings Inc. Announces First Quarter Fiscal 2017 Financial Results

Belleville, WI – Jun. 6, 2017 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal first quarter ended April 30, 2017.

Highlights for the First Quarter Ended April 30, 2017

•	Net sales increased 21.9% to $83.7 million compared to $68.6 million in the prior-year first quarter
•	Gross margin increased 30 basis points (bps) to 58.1% compared to 57.8% in the prior-year first quarter
•	Net income was $0.4 million, or $0.01 per diluted share, compared to $3.2 million, or $0.10 per diluted share in the prior-year first quarter
•	Adjusted EBITDA[1] was $2.7 million compared to $6.6 million in the prior-year first quarter
•	During the first quarter, the Company opened four new retail stores in Noblesville, IN, Burlington, MA, Macomb, MI, and Warwick, RI
•	29th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“I am pleased to report that net sales increased 22% over the prior year quarter, which marks our 29th consecutive quarter of increased sales year- over- year,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“Our first quarter results were in-line with our expectations and we remain on track to deliver on our 2017 financial guidance. Both our men’s and women’s business saw positive momentum with new products such as Bullpen™ Underwear, Ballroom® Khakis and the No-Yank Tank™.”

“We made several investments in the business this quarter that impacted SG&A in the short term but will benefit us long term.  On the retail side of the business, we continue to make great progress in expanding our geographical footprint and omni-channel presence. This quarter we opened four new stores to serve customers in the Indianapolis, Boston, Detroit and Providence markets, and these new stores are performing exceptionally well.  In fiscal 2017, we now expect to open a total of 12 retail stores and one outlet store.  In addition to the expansion of retail, we invested in the growth of our women’s  business through incremental spend in women’s TV advertising, continuing to grow that part of the business and bringing new brand fans to the customer base.”

Operating Results for the First Quarter Ended April 30, 2017

Net sales increased 21.9% to $83.7  million, compared to $68.6 million in the same period a year ago. The net sales increase was driven by a  5.7% growth in direct net sales and a  139.7% growth in retail net sales. Growth was achieved in virtually all product categories. The increase in retail net sales was primarily attributable to having 20 stores in the first quarter of 2017, compared to nine in the same period a year ago.

Gross profit increased 22.6% to $48.6 million, or 58.1% of net sales, compared to $39.7 million, or 57.8% of net sales, in the corresponding prior-year period. The 30 basis point increase in gross margin was primarily due to an increase in product margin as a result of product mix and strategic management of promotions, partially offset by a decline in shipping revenues.

Selling, general and administrative expenses increased 39.4% to $47.9 million, compared to $34.4 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased 720 basis points to 57.2%, compared to 50.0% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs increased 320 basis points to 25.2%, compared to 22.0% in the corresponding prior-year period, primarily attributable to launching the women’s television advertising campaign in the first quarter of this year, as compared to the second quarter of the prior year. As a percentage of net sales, selling expenses increased 80 basis points to 14.6%, compared to 13.8% in the corresponding prior-year period, primarily due to an increase in customer service expenses as a result of growth in retail stores, which was partially offset by leverage in shipping expenses from an increase in retail net sales. As a percentage of net sales, general and administrative expenses increased 320 basis points to 17.4%, compared to 14.2% in the corresponding prior-year period, primarily due to store pre-opening expenses and depreciation. The Company opened four new stores in the three months ended April 30, 2017, compared to none in the three months ended May 1, 2016.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $13.6 million, with net working capital of $59.1 million, and no borrowings on its $40.0 million revolving line of credit.

Fiscal 2017 Outlook

The Company reaffirmed its fiscal 2017 outlook as follows:

•	Net sales in the range of $455.0 million to $465.0 million
•	Adjusted EBITDA[1] in the range of $47.0 million to $49.5 million
•	EPS in the range of $0.66 to $0.71 per diluted share
•	Capital expenditures of $31.0 to $35.0 million[2]

The Company updated its fiscal 2017 retail store openings:

•	The Company now expects to open a total of 12 new retail stores and one new outlet store, adding approximately 150,000 additional selling square feet

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2017 capital expenditures primarily include the Company’s plan to open 12 retail stores and one outlet store and information technology investments.

The table below recaps the Company’s signed new store leases and the opening timeframe.

Location	Timing
Noblesville, IN	Opened March 2, 2017
Burlington, MA	Opened March 23, 2017
Macomb, MI	Opened April 6, 2017
Warwick, RI	Opened April 27, 2017
West Chester, OH	Opened May 11, 2017
Pittsburgh, PA	Grand opening June 8, 2017
Red Wing, MN (outlet)	Q2 Fiscal 2017
St. Charles, MO	Q3 Fiscal 2017
Thornton, CO	Q3 Fiscal 2017
Avon, OH	Q3 Fiscal 2017
Louisville, KY	Q4 Fiscal 2017
Wixom, MI	Q4 Fiscal 2017
Grandville, MI	Q4 Fiscal 2017

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Tuesday, June 6, 2017 at 4:30 pm Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through June 20, 2017: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10107380
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10107380 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on June 6th.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended April 30, 2017, versus the three months ended May 1, 2016.  See also attached Table

“Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA for the fiscal year ending January 28, 2018. Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2017 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC  on March 22, 2017, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Johan Yokay (310) 622-8241

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	April 30, 2017	January 29, 2017

ASSETS
Current Assets:
Cash	$13,584	$24,042
Accounts receivable	31	45
Other receivables	1,100	349
Inventory, net	75,716	70,368
Prepaid expenses	5,060	4,860
Deferred catalog costs	382	1,582
Total current assets	95,873	101,246
Property and equipment, net	62,480	52,432
Restricted cash	768	1,435
Goodwill	402	402
Other assets, net	467	452
Total assets	$159,990	$155,967
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$10,662	$9,330
Accrued expenses and other current liabilities	19,869	19,822
Income taxes payable	5,478	5,225
Current maturities of long-term debt	728	742
Total current liabilities	36,737	35,119
Finance lease obligations under build-to-suit leases	4,772	3,349
Long-term debt, less current maturities	34	35
Deferred rent obligations, less current maturities	2,106	2,109
Deferred tax liabilities	1,545	1,567
Total liabilities	45,194	42,179
Commitments and contingencies
Shareholders' equity:
Capital stock	86,770	86,446
Retained earnings	25,088	24,733
Total shareholders' equity of Duluth Holdings Inc.	111,858	111,179
Noncontrolling interest	2,938	2,609
Total shareholders' equity	114,796	113,788
Total liabilities and shareholders' equity	$159,990	$155,967

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	April 30, 2017	May 1, 2016
Net sales	$83,687	$68,632
Cost of goods sold (excluding depreciation and amortization)	35,044	28,941
Gross profit	48,643	39,691
Selling, general and administrative expenses	47,894	34,350
Operating income	749	5,341
Interest expense	166	38
Other income, net	57	70
Income before income taxes	640	5,373
Income tax expense	225	2,061
Net income	415	3,312
Less: Net income attributable to noncontrolling interest	60	71
Net income attributable to controlling interest	$355	$3,241
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	31,822	31,520
Net income per share attributable to controlling interest	$0.01	$0.10
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,320	32,253
Net income per share attributable to controlling interest	$0.01	$0.10

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 30, 2017	May 1, 2016
Cash flows from operating activities:
Net income	$415	$3,312
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,552	869
Amortization of stock-based compensation	324	280
Deferred income taxes	(22)	(24)
Changes in operating assets and liabilities:
Accounts receivable	14	(25)
Other receivables	(751)	(398)
Inventory	(4,453)	(2,786)
Prepaid expense	189	151
Deferred catalog costs	1,449	1,781
Trade accounts payable	188	(4,574)
Income taxes payable	253	657
Accrued expenses and deferred rent obligations	(2,702)	(3,072)
Net cash used in operating activities	(3,544)	(3,829)
Cash flows from investing activities:
Purchases of property and equipment	(8,327)	(3,476)
Change in restricted cash	667	—
Purchases of other assets	(27)	—
Net cash used in investing activities	(7,687)	(3,476)
Cash flows from financing activities:
Payments on long term debt	(10)	(68)
Payments on capital lease obligations	(5)	(5)
Distributions to shareholders	—	(192)
Proceeds from finance lease obligations	512	—
Capital contributions to variable interest entity	269	—
Other	7	—
Net cash provided by (used in) financing activities	773	(265)
Decrease in cash	(10,458)	(7,570)
Cash at beginning of period	24,042	37,873
Cash at end of period	$13,584	$30,303
Supplemental disclosure of cash flow information
Interest paid	$140	$38
Income taxes paid	$—	$1,310
Property and equipment acquired under build-to-suit leases	$903	$—
Unpaid liability to acquire property and equipment	$2,350	$—

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 30, 2017	May 1, 2016
Net income	$415	$3,312
Depreciation and amortization	1,552	869
Interest expense	166	38
Income tax expense	225	2,061
EBITDA	$2,358	$6,280
Non-cash stock based compensation	324	280
Adjusted EBITDA	$2,682	$6,560

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 30, 2017	May 1, 2016
Net sales
Direct	$63,775	$60,325
Retail	19,912	8,307
Total net sales	$83,687	$68,632
Operating income
Direct	$(157)	$4,191
Retail	906	1,150
Total operating income	749	5,341
Interest expense	166	38
Other income, net	57	70
Income before income taxes	$640	$5,373

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 28, 2018

(Unaudited)

(Amounts in thousands)

	Low	Mid-point	High
Forecasted
Net income	$21,500	$22,400	$23,000
Depreciation and amortization	8,800	8,800	8,800
Interest expense	1,500	1,500	1,500
Income tax expense	13,600	14,200	14,600
EBITDA	$45,400	$46,900	$47,900
Non-cash stock based compensation	1,600	1,600	1,600
Adjusted EBITDA	$47,000	$48,500	$49,500